Exhibit 3


                             JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13D filed herewith (and any amendments thereto), relating to the Common Stock, par value $0.50 per share, of Hydril Company, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Dated: February 20, 2007

                                        ROCCA & PARTNERS S.A.

                                        By: /s/ Gianfelice Mario Rocca
                                            ------------------------------------
                                            Name:   Gianfelice Mario Rocca
                                            Title:  President


                                        SAN FAUSTIN N.V

                                        By: /s/ Roberto Bonatti
                                            ------------------------------------
                                            Name:   Roberto Bonatti
                                            Title:  President


                                        I.I.I. INDUSTRIAL INVESTMENTS INC.

                                        By: /s/ Paolo Rocca
                                            ------------------------------------
                                            Name:   Paolo Rocca
                                            Title:  President


                                        TENARIS S.A.

                                        By: /s/ Paolo Rocca
                                            ------------------------------------
                                            Name:   Paolo Rocca
                                            Title:  Chairman and Chief Executive
                                                    Officer